UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

June 2, 2004

Date of Report (Date of earliest event reported)

DJ ORTHOPEDICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street Vista, California		92081
(Address of principal executive offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

This Current Report on Form 8-K is filed by dj Orthopedics, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.  Other Events and Required FD Disclosure.

Attached as Exhibit 1.1 hereto and incorporated by reference herein is the Underwriting Agreement, dated June 2, 2004, by and among the Company, the selling stockholders named therein and Lehman Brothers Inc., relating to the public offering of 3,072,379 shares of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-115768).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

Exhibit No.	Document
1.1	Underwriting Agreement, dated June 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DJ ORTHOPEDICS, INC.

Date: June 3, 2004	BY: /s/ VICKIE L. CAPPS
Vickie L. Capps
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 2, 2004